Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 31, 2021, in the Post–Effective Amendment No. 1 to the Registration Statement (Form S-1 to Form S-4 No. 333-249558) and related Prospectus of Clover Health Investments, Corp. for the registration of shares of its class B Common Stock.

/s/ Ernst & Young, LLP

New York, New York

April 6, 2021